EXHIBIT 5.1

OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

December 18, 2007

NovaDel Pharma Inc.

25 Minneakoning Road

Flemington, New Jersey 08822

Re:	NovaDel Pharma Inc. – Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to NovaDel Pharma Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the registration of an aggregate of (i) 6,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Company’s 2006 Equity Incentive Plan, and (ii) 1,622,700 shares of the Company’s Common Stock, under an option grant to Jan H. Egberts (collectively, the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New Jersey and the Delaware General Corporation Law.

We hereby consent to the use of this opinion in connection with a sale of the Shares pursuant to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

MORGAN, LEWIS & BOCKIUS LLP